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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS




    We consent to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in the Annual Report (Form 10-K File No. 333-71051) of Dobson/Sygnet
Communications Company.



Cleveland, Ohio
March 23, 2000